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                                                                    Exhibit 99.1

                           National Data Corporation
                        Segment Information (Unaudited)
                                (In Thousands)

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
                                                          Restated
                                                           Health                    Restructuring
                                                        Information                  and Impairment     All Other and
First Quarter ended August 31, 1999                       Services      eCommerce        Charge           Corporate        Totals
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
Revenues                                                  $ 85,719      $ 89,829       $        -         $       -      $ 175,548
Depreciation and Amortization                                7,323         5,346                -               598         13,267
EBITDA                                                      24,616        27,007                -            (1,993)        49,630
Income before income tax and discontinued operations        16,948        20,330                -            (3,399)        33,879
Net income (loss) on discontinued operations               (15,900)                                                        (15,900)

First Quarter ended August 31, 1998
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Revenues                                                  $ 81,341      $ 82,397       $        -         $       -      $ 163,738
Depreciation and Amortization                                6,058         4,979                -               427         11,464
EBITDA                                                      20,646        26,184                -            (2,057)        44,773
Income before income tax and discontinued operations        14,480        19,826                -            (5,058)        29,248
Net income (loss) on discontinued operations                (1,517)                                                         (1,517)

Second Quarter ended November 30, 1999
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Revenues                                                  $ 85,027      $ 84,174       $        -         $       -      $ 169,201
Depreciation and Amortization                                7,320         5,291                -               531         13,142
EBITDA                                                      11,170        21,591                -            (2,281)        30,480
Income before income tax and discontinued operations         3,525        15,175          (34,393)           (2,965)       (18,658)
Net income (loss) on discontinued operations                (2,323)                                                         (2,323)

Second Quarter ended November 30, 1998
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Revenues                                                  $ 83,670      $ 79,319       $        -         $       -      $ 162,989
Depreciation and Amortization                                6,561         5,264                -               438         12,263
EBITDA                                                      24,138        22,517                -            (3,483)        43,172
Income before income tax and discontinued operations        17,207        16,125                -            (6,200)        27,132
Net income (loss) on discontinued operations                  (814)                                                           (814)
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                           National Data Corporation
                        Segment Information (Unaudited)
                                (In Thousands)

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
Third Quarter ended February 29, 2000
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
Revenues                                                  $ 85,869      $ 81,826       $        -         $       -      $ 167,695
Depreciation and Amortization                                6,450         4,843                -               380         11,673
EBITDA                                                      24,271        19,859                -            (4,706)        39,424
Income before income tax and discontinued operations        17,617        13,810                             (7,459)        23,968
Net income (loss) on discontinued operations               (13,546)                                                        (13,546)

Third Quarter ended February 28, 1999
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Revenues                                                  $ 83,655      $ 81,782       $        -         $       -      $ 165,437
Depreciation and Amortization                                7,352         5,176                -               499         13,027
EBITDA                                                      26,046        24,114                -            (3,700)        46,460
Income before income tax and discontinued operations        18,438        17,757                -            (6,861)        29,334
Net income (loss) on discontinued operations                   792                                                             792

Fourth Quarter ended May 31, 1999
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Revenues                                                  $ 90,330      $ 86,553       $        -         $       -      $ 176,883
Depreciation and Amortization                                6,723         5,346                -               788         12,857
EBITDA                                                      26,730        27,854                -              (599)        53,985
Income before income tax and discontinued operations        20,379        21,100                -            (4,871)        36,608
Net income (loss) on discontinued operations                (2,220)                                                         (2,220)
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